Exhibit 99.2

REFINITIV STREETEVENTS

PRELIMINARY TRANSCRIPT

IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

EVENT DATE/TIME: AUGUST 16, 2021 / 8:30PM GMT

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PRELIMINARY

AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

CONFERENCE CALL PARTICIPANTS

>>Tony Sklar - Head of IR

>>Alfred Poor - CEO

>>Kristen Helsel - Senior Key Executive

>>Conor McCarthy - CFO

>>Craig Irwin - ROTH Capital Partners, LLC, Research Division

TRANSCRIPT

PRESENTATION

Operator

Greetings, and welcome to the Ideanomics Second Quarter 2021 Earnings Call. (Operator Instructions) Please note that this conference is being recorded. I will now turn the conference over to our host, Tony Sklar, Senior Vice President of Investor Relations. Thank you. You may begin.

>>Tony Sklar - Head of IR

Thank you, operator, and welcome, everybody, to the Ideanomics Second Quarter 2021 Earnings Conference Call. Joining me today, I am pleased to have Mr. Alf Poor, our Chief Executive Officer; Ms. Kristen Helsel, our Chief Revenue Officer; and Mr. Conor McCarthy, our Chief Financial Officer. A webcast of today's call will be archived and available in the Events and Presentations section of our corporate website for a minimum of 30 days. And as a reminder, this conference is being recorded.

During the call, we will make forward-looking statements such as dialogue regarding our revenue expectations or forecast for the quarter's and full year fiscal year 2021 and 2022 related to our business. These statements are based on our current expectations and information available as of today and are subject to a variety of risks, uncertainties and assumptions. Actual results may differ materially as the result of various risk factors that have been described in our periodic filings with the SEC.

As a result, we caution you against placing undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statement as a result of any new information or future events, except as required by law. In addition, other risks are more fully described in the Ideanomics public filings with the U.S. Securities and Exchange Commission, which can be viewed at www.sec.gov.

Today, August 16, 2021, the company filed its 10-Q with the SEC and afterwards issued a press release announcing its financial results. So participants on this call who may not have already done so may wish to look at those documents as we provide a summary of the results on this call. The format for today's call will be as follows: Mr. Alf Poor, our CEO, will speak to the company's overview, business strategy and context around the activities and developments for the second quarter 2021 and into Q3 so far. Ms. Kristen Helsel will speak to the company's second quarter revenues and further revenue growth opportunities. Mr. Conor McCarthy, our CFO, will speak to the company's operating and financial results for the second quarter 2021.

It is now my pleasure to hand over the conversation to our CEO, Mr. Alfred Poor.

>>Alfred Poor - CEO

Thank you, Tony, and thank you, everyone, for joining our Q2 earnings call. We're excited to be in front of our investor community today. We have come out of the blocks hard and fast in 2021, driving and upgrading all aspects of our business, and this has us well positioned for the continued execution of our strategy.

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PRELIMINARY

AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

Ideanomics has continued to strengthen its business quarter-over-quarter, and Q2 was another significant quarter for the company. We operate 2 distinct business units, Ideanomics Mobility and Ideanomics Capital. And both are positioned to take advantage of the growth opportunities in their respective sectors.

Our M&A and investment strategy has remained steadfast and has brought some incredible companies and leadership teams into the Ideanomics Mobility family in 2021, including WAVE, Energica, Solectrac, U.S. Hybrid and P. This gives Ideanomics the most complete offering to meet the needs for commercial feed operators in the transition to zero-emission vehicles.

I will begin my update with the Ideanomics Mobility business unit and the operating companies onshore here in the U.S. Ideanomics is executing on what we believe is 1 of the most compelling vertically-integrated offerings in the EV sector. We have best-in-class leading technologies and the talent required to leverage our presence in the most significant global markets. These, coupled with innovative financing and cross-selling opportunities, are enabling us to unlock demand from fleet operators.

We're a global company with operations in several companies. So as I said, I will start with our U.S.-based operations and WAVE, our wireless inductive charging business, which is benefiting from assimilating into the Ideanomics family, and we are seeing the uptick in orders and interest that we anticipated when making the acquisition.

In terms of pipeline development, which Kristen will elaborate on, we are working with a number of transit authorities, port systems and commercial fleet operators who have recognized the advantages of utilizing high-power wireless charging systems. This has us confident we will achieve significant revenues from these types of commercial customers. Fleet operators are also showing heightened interest in WAVE systems for use in conjunction with autonomous vehicles as wireless charging is a critical part of making driverless commercial fleets a reality.

In recognition of the incredible potential of WAVE, we are also investing in our IP and patent strategy for both the existing and future WAVE products.

We completed the acquisition of U. S. Hybrid late in Q2, and this provides us with access to a very meaningful set of technologies and components from hydrogen fuel cells through to vehicle integration capabilities. And we are preparing to help them scale their capacity to service both brand as well as developing their ability to service OEM partners at scale. This is an outstanding acquisition by Ideanomics Mobility, and like WAVE and Solectrac, is transformative for us as well as the value of its contributions to the broader group.

We also completed the acquisition of Solectrac late in Q2, which means Ideanomics Mobility is the only made in America EV tractor in market at this time. We have invested in an exceptional CEO and management team to help scale the Solectrac business to meet the market demand, as Kristen will speak to shortly.

Our Medici Motor Works division continues to work with OEM partners to bring a range of competitive commercial vehicles to market, with an emphasis on those commercial vehicles, which offer us attractive margins such as buses, tour buses, yard tractors, trucks and other types of vehicles in the heavy commercial sector. In addition to the OEM partner capabilities, we are working to integrate WAVE and U.S. Hybrid capabilities into our vehicles, and we anticipate having those vehicles in market in 2022. We will begin to start to show some of this over our social media channels. In the meantime, we will continue our marketing and home allocation efforts, which you will be seeing more of in the coming weeks and months ahead.

And to that end, the first 125-kilowatt WAVE unit has been delivered to an OEM partner for integration into the yard tractor product. This integration is an important milestone for future sales in the port and warehousing market and keeps us on schedule for our 2022 plans.

Looking at our overseas businesses. Our MEG business has been entirely reorganized in the first 2 quarters of the year, and we are now referring to it as Ideanomics China as we begin to extend the products and services available beyond MEG's current scope and offering. We are progressing our introduction of the WAVE charging system in China, and this is in response to market interest. The process for WAVE to enter the region will take us into 2022, as high-power charging systems are subject to local certification standards.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

To help us market WAVE more broadly in Asia, we have developed new partnerships and other strategic OEM relationships and we are pleased with the level of interest in our vehicle procurement, financing and now WAVE systems from ports, transit authorities and commercial fleet operators. The deal we had previously announced it at DYD and Didi for 2,000 units of the D1 ride vehicle is being restructured at this time as the timing for proceeding was interrupted by conditions on the ground in the PRC. We'll provide further updates in the future. And in the meantime, the deposit for this deal remains held at BYD and will be satisfied in the future restructured deal.

In our 2 and 3 businesses, Treeletrik has been impacted on an ongoing basis from COVID-19, the Delta variant specifically, but has been able to make progress despite the challenges the pandemic introduced. And Kristen will elaborate further on that during her remarks.

Our investment in Energica has performed well, with an increase in the value of the share price of around 70% since our investment based on our investing at EUR 1.78 in the stock's current trading range of EUR 3-plus. They continue to lead the EV performance motorbike industry globally. We recently visited with Energica and Silk EV in Italy, and we are pleased to report that both companies are building exceptional products for the performance market, supported by what I would consider to be the strongest technical teas available anywhere globally.

As you'll see from our recent announcement, we concluded the investment into P, which is a division of, a German global Tier 1 supplier of electronics and components to some of the world's largest automotive manufacturers. The deal includes an agreement to be the exclusive sales distributor in North America for P. In addition to the association with, which is arguably among our strongest partnerships to date given their Tier 1 OEM clients, the technology is best-in-class and will be an important entrant into the grid edge sector with energy storage and ultra-high power smart charging systems, which can be deployed on a temporary, semi-permanent and permanent basis using a blend of clean, renewable and grid-based energy. This is an important product for the charging market and one which will be a key revenue driver for our new infrastructure division, which will be announced in the coming weeks.

I want to conclude the Ideanomics Mobility division by stating that we have put together an exceptional offering across the full value chain of commercial EV and zero-emission vehicles. This offers our shareholders the ability to participate in the tremendous potential of the entire commercial fleet sector, but the added advantage of being diversified within a single stock.

We have purposely assembled over the course of the past couple of years, and more specifically, the past 12 months, the most comprehensive offering of EV assets anywhere globally, and we are now in the execution phase of what will be exciting times for the company and its shareholders going into 2022 and beyond. Our vision for the next 36 months is to help shape the future of commercial fleet operations across the 3 key areas evolving as part of the transition into zero-emission transportation, which are vehicles, charging and energy. In addition to the reduction in carbon emissions and the reduced total cost of ownership benefit versus gasoline- and diesel-based fleets, we are also introducing innovative financial products, which will enable fleet operators to switch their capital investment model from CapEx to OpEx, by offering charging as a service and vehicle as a service and also energy as a service in deregulated markets. We believe the shift from CapEx to OpEx will have a profound effect on fleet operators, accelerating the adoption of zero-emission fleets by removing the obvious barrier to entry but having to invest in new products and infrastructure.

Turning our attention to Ideanomics Capital. I want to start with Timios. We had a record quarter in Q1, a strong quarter in Q2 and has got Q3 off to a strong start as well. Kristen will speak more about their business in her segment. But it's been a pleasure working with the Timios team through the acquisition and the simulation into the Ideanomics family, and we have some exciting initiatives that we'll be working on in the coming weeks and months to further increase their revenues, including working with the MDI Keepers Fund, which we recently invested in.

MDI keeps is a full profit fund with partnerships at more than 100 minority banks for lenders, and that initiative will see Ideanomics and Timios working to help our minority communities through both cost savings and wealth creation while bringing in revenues for Timios. So we're excited to be working with the fund on such a meaningful project.

Delaware Board of trade, or DBOT, for short, is going to relaunch later in the year as, an impact investment platform focused on ESG-based investments. We will have more on that for you in the coming weeks, but I would like to share with you that we've recruited exceptional talent to come in and support the relaunch, and I'm excited to see this project underway.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

We have recently concluded the follow-on investment with TM2 after their successful launch of their technology metals exchange after a couple of months ago. And many of the metals they are helping to bring to market are essential for the development of the EV automotive and aerospace sectors. And providing the supply and demand sides of pricing discovery for these metals for the first time is going to help the market manage the ever-increasing demand for increasingly important metals such as indium and rhenium. In addition to the increasing value of their business and, in turn, Ideanomics investment, this provides Ideanomics with informational access into the supply chain and pricing for the raw materials which are becoming prominent in the markets we are active including precious metals and batteries, electric motors and hydrogen fuel cells, the insight into which helps inform planning and decision-making within Ideanomics Mobility. TM2 has the potential to become a market leader in this space. And their team has impressed us with their ability to navigate the launch of their platform, which included NASDAQ as their partner and the growth they are currently experiencing.

As I have outlined today, Ideanomics is in an extremely privileged position, and I want to say a big thank you to everyone involved in helping us build a world-class organization, and that includes our, of course, our large and diverse investor base. Shane McMahon has recently taken on the role of Chairman and has come in to help us with the anticipated growth by bringing this energy to his network and his public profile for the benefit of Ideanomics and its shareholders.

I would like to say finally to our shareholders, your interest in our business has provided us with the ability to pursue our strategy, and we are both humbled and thankful for the tremendous investor support we received. We're here first and foremost for our shareholders, and I want to thank you for joining us on this journey as we enter the next phase of our business and unlock the full potential of our family of synergistic operating companies and deliver back to you the share price appreciation you joined this call.

Thank you again for joining us on today's call. I will now hand you over to Kristen Helsel, Ideanomics Chief Revenue Officer.

>>Kristen Helsel - Senior Key Executive

Thank you, Alf. Joining Ideanomics in the second quarter of 2021 as the Chief Revenue Officer meant I spent the majority of my time during the past 90 days meeting and working with our teams, developing our businesses, identifying new and synergistic opportunities and executing our plan. We acquired U.S. Hybrid and Solectrac toward the end of the quarter, and I know both will be strong contributors to the future of Ideanomics. We continue on the path toward leading worldwide transportation electrification and delivering on our commitment to build a company that offers outstanding solutions in Cleantech, charging infrastructure, components, vehicles and financing to enable and speed EV fleet adoption. With the anticipated infrastructure bill as a driver and IDEXX mobility as a beneficiary,

One of the joys of my role is that I can spend time at each of the businesses in our current EV ecosystem, working at the subsidiary level to strengthen these operating companies, build the sales pipeline and deliver financial results. For example, I recently had the opportunity to work with Dr. Abas Goodarzi, our U.S. Hybrid CEO and his leadership team, to identify and pursue opportunities to commercialize their most popular products, which range from DC-DC converters to hydrogen fuel cells.

As we look at the Ideanomics Mobility EV infrastructure business moving forward, we continue to expect strong growth in the U.S., positively propelled by favorable legislation from the Biden administration. Q2 was exceptional for WAVE, our wireless charging subsidiary with continued revenue improvement over Q1. The team has been able to add much needed resources and worldwide demand for wireless charging is growing as companies recognize the benefits of installing WAVE's charging infrastructure. Our Salt Lake city-based team has added engineering, manufacturing, sales and marketing resources, expanded facilities, and we now have a strong pipeline heading into Q3, accompanied by a growing multimillion-dollar backlog.

Since joining Ideanomics, we have helped WAVE shift their strategy to open up new lines of revenue and new markets. Our goal is to have WAVE become the charger of choice. It is abundantly clear that every major commercial vehicle manufacturer is committed to vehicle electrification. And that, plus the potential for autonomous vehicles, make the WAVE product very attractive. These partners are drawn towards the safety and cleanliness from the elimination of messy cables, especially during a global pandemic.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

With greater than 92% measured efficiency, coupled with the millions of vehicle miles and thousands of megawatts of power that have run through our many successful WAVE deployments, we expect aggressive adoption of the system across the transit, port and commercial vehicle sectors with our sales pipeline today exceeding $100 million.

For example, our SourceWell win was significant as wave is the only wireless provider. And we expect this will positively impact our revenues for the next 4 to 5 years.

In Q2, Ideanomics purchased the balance of Solectrac, taking our ownership position from about 20% to 100%. We have hired industry veteran, Manny as CEO, and we are thrilled with his impact on the business. Manny has spent his career in the tractor industry, and his leadership has already allowed us to attract a team that is mission aligned with vast and deep tractor knowledge. We currently have reservations for more than 100 e-tractors which will deliver more than $3 million in revenue once fulfilled, with the number growing steadily. The launch of our new e70N model was flawless, and there is strong demand throughout California for tractors in this segment that are specifically designed with a narrow-body and are powerful enough for commercial level farming and vineyard operations.

Solectrac will continue to market its products directly but will benefit enormously in 2022 from work we are doing to establish a dealer and distributor network. This aligns with how tractors are sold today, and will help Solectrac achieve mainstream brand recognition while we ramp our production capabilities. We are hopeful that the current supply chain issues plaguing most of the hardware industry can be resolved quickly. And that we will have a very strong finish in 2021 and rapid growth for Solectrac in 2022 and beyond.

Agriculture is a very large market, both domestically and globally and is currently underserved for EV. Our e-tractor solutions are clean, more powerful and offer a total cost of ownership -- a lower total cost of ownership while protecting operators, their employees and their surroundings from toxic greenhouse gas emissions. We intend to take full advantage of our first-mover position to capture market share and build an exceptional brand, which every farmer both large and small, can rely on for zero-emission performance and reliability.

The innovation engine at U.S. Hybrid continues to have strong forward momentum. In Q2, we were able to close on this acquisition and look forward to implementing a plan for commercializing many of their most popular products while continuing to develop the EV future, including hydrogen fuel cells. We are actively growing this team in response to anticipated market demand for their products. And as part of that growth, we are helping them to move into a facility close by, which is nearly 4x as large as their current headquarters location to facilitate the transformation of their business. Already, U.S. Hybrid has delivered a strong multimillion-dollar backlog for the balance of 2021, and we expect our influence and investment into U.S. Hybrid to begin bearing fruit from a commercial perspective in early 2022.

The second quarter was difficult for our Treeletrik team in Malaysia. COVID continues to ravage the country, leaving them in complete lockdown until vaccination rates increase significantly in the region. Work continued slowly and carefully in our new showroom and on our -- in our new assembly facility. The Treeletrik management team has been using this time to identify new partners to expand and refresh our current vehicle offering.

The vaccination rate in Kuala Lumpur has surged in recent weeks, which makes us hopeful we can achieve significant deliveries on our large existing contracts in Indonesia, Malaysia and Thailand, while looking at expansion into adjacent markets like the Philippines. That optimism is tempered by the COVID Delta challenges throughout other ASEAN markets and especially in Malaysia outside the capital. We are targeting a strong finish to 2021 as this team returns to selling our 2-wheel bikes. The first 2,000 vehicle units of the T-70 are arriving at our assembly facility between August and September, which will allow us to move quickly toward that goal.

Our Medici Motor Works division continues to provide a significant opportunity for our team to homologate important commercial vehicles into the U.S. market and leverage our WAVE and U.S. Hybrid technology. We expect that we will have demo units in the market in 2022 and significant activity in 12 to 24 months from 2-wheelers to yard tractors.

Our China team had a tremendously successful second quarter, nearly doubling their revenues versus Q1. As Alf mentioned, the deal we had previously announced with BYD and DD for 2,000 units of the D1 vehicle is being restructured. That said, we expect continued growth in both the EV ride-hailing sector and several new initiatives that should impact the Ideanomics China revenue during the second half of the year.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

Turning towards the Ideanomics Capital business. Timios, despite a nationwide downturn in the refinancing market in Q2 which was mostly due to market uncertainty about short-term interest rates and inflation, was able to limit their decline during a quarter that was only slightly below their record Q1. And at the same time, the Timios organization took advantage of the emergence from COVID to launch a new revenue stream with their default division and growth in the appraisal division has been terrific. Moving forward, I expect Timios to continue their positive revenue trends with a focus on both new customer acquisitions and existing customer engagement for Q3 and Q4 as we anticipate sustained low interest rates to continue to fuel both new home sales and refinance markets.

In Q2, as our Ideanomics ecosystem expanded, we continue to double down on our fundamentals around developing a strong pipeline, delivering top line results and building backlog. That focused activity will increase and continue into Q3 and beyond as we begin to look at preparation for 2022. I also anticipate that the second half of the year will see our Ideanomics Capital and Ideanomics Mobility teams working together to move metal, while changing the business model for our customers from the CapEx to OpEx line, including vehicle as a service, charging as a service and energy as a service. We are working consistently to eliminate the barriers to entry for fleet electrification and will make available financing products that enable and promote commercial EV fleet adoption.

Recently, we have also begun looking at new programs to leverage our capital strength into our Ideanomics Mobility business. In addition to charging-as-a-service and vehicle-as-a-service opportunities, we are working with our partners at Energica on a dealer floor plan program to help to expand their dealer footprint in the U.S. and at the same time, make it easier for those dealers to finance motorcycles. The Energica product is the best in the market and has high first-mover demand. Adding dealer points in the U.S. makes sense, and we fully expect this financing model will be applicable to our select tractor business, as well as other pieces of our ecosystem, including Treeletrik. We expect the Energica dealer points in the U.S. to have strong interest in our Treeletrik 2-wheel products once they are homologated into this market.

Ideanomics continued to hire aggressively and align our sales, business development and operations team to focus on driving cost out and achieving scale in the U.S. and across the markets we serve. This effort was supported by ongoing investments in both human and working capital, and we expect that trend to continue and grow during the second half of the year. We consistently attract the top talent required to help position our business for success with our HR and recruitment partners identifying and recruiting the best candidates, including strong leaders who are excited to join a dynamic company that is making a difference.

A synergistic organization is emerging from the operating companies we have brought together. Moving forward, Ideanomics Mobility will deliver across a broad global footprint to nimbly address new markets with unique solutions across both products and services. In addition to the commercial electric vehicle opportunity, our organization is poised to go after a large portion of the worldwide charging infrastructure market, which BNEF has $190 billion in 2040.

We have already made exciting announcements in Q3, including new products like the e70N at Solectrac, new opportunities like the multiyear SourceWell award at WAVE, and a look to the future with and our high-power charging infrastructure opportunity. All of these new products and services will take time to mature. But we expect to see strong positive movement each quarter with more exciting announcements to come.

Finally, having successfully created an EV charging infrastructure business back in 2009, I am very aware that one of the keys to wide EV adoption is ubiquitous charging infrastructure availability. That need is impacting almost all of our Ideanomics Mobility entities from WAVE to U.S. Hybrid to our new P activity around hypercharging. The addition of an end-to-end charging infrastructure company would help us to speed the adoption of many of our products and services while better enabling our charging as a service and vehicle as a service offering. It would also provide Ideanomics with a platform for some anticipated products around verticals such as energy storage and software. We are excited to move forward with the creation of this infrastructure initiative which we will announce later in Q3.

In closing, I expect that 2021 will be a very strong year for both Ideanomics Mobility and Ideanomics Capital. Our focus on delivery and scaling will remain, and our story will continue to unfold positively and with clarity in Q3 and beyond.

I will now hand this over to our CFO, Conor McCarthy, to detail our financial performance for Q2 2021.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

>>Conor McCarthy - CFO

Thank you, Kristen. The work done in 2020 laid the foundations for the acquisitions completed in the first 6 months of 2021, which give Ideanomics a group of synergistic businesses, providing commercial EV customers with end-to-end service to convert their fleets to EV.

During this quarter, as we had our sixth consecutive quarter of revenue growth, the revenue for this quarter was $33.2 million with a gross profit of $9.3 million. The first quarter included the revenues from U.S. Hybrid Ideanomics powertrain business; and from Solectrac, our tractor businesses. Both businesses were acquired in June 2021 and and only contributed a small amount of revenue to the second quarter. We ended the quarter with $396 million of cash on our balance sheet, which provides a deep pool of capital for investment in our Ideanomics Mobility and Capital business units.

I would now like to discuss the financial performance in greater detail. Revenue for the quarter $33.2 million, which represents the sixth consecutive quarter of growth, demonstrating the increasing strength of Ideanomics business. Revenue from -- excuse me, revenue from electric vehicles was $6.1 million, an increase of almost 10x from the second quarter 2020 revenues of $0.7 million. Revenues from charging, batteries and powertrains were $2.7 million for the second quarter. This included a small amount of revenue from our U.S. Hybrid acquisition that was completed in mid-June. Revenue generated by Timios, our title and escrow services business was $24.4 million.

Gross profit for the second quarter was $9.3 million, representing a gross margin of 28%. This compares very favorably with a gross profit of $0.3 million and a margin of 55.4% generated in the prior quarter. Operating expense for the second quarter was $20 million as compared to $16.5 million in the prior quarter, an increase of $3.5 million. Selling, general and administrative expense was $13.1 million in the current quarter as compared to $6.7 million in the prior quarter. The increase in expense was driven principally by the acquisition in the first quarter of this year of Timios and WAVE and hiring in the U.S. corporate functions and in the China business.

Professional fees in the second quarter was $7.4 million as compared to $2.4 million for the prior period. The growth was related to an increase in legal fees, consulting services and investor relations-related expense. The increase in legal fees was driven by advice in mergers and acquisitions, responding to regulatory inquiries and advice in relation to the class action lawsuits. The loss from operations was almost $10.7 million as compared to $16. 3 million in the prior period. The loss from operations in the prior period included an impairment loss of $6.2 million.

Interest expense for the period was $0.6 million as compared to the prior period expense of $8. 9 million. The prior period expense included charges related to the application of U.S. GAAP to the variable conversion price of the then outstanding convertible debt, which was repaid in full in 2020. We recorded a net loss of $10.5 million as compared to a net loss of $26.4 million in the prior period.

To conclude, the work and achievements over the past 18 months position Ideanomics to be a winner in the commercial EV sector. During this quarter, we achieved a number of important milestones. We have ended the quarter with $396 million on our balance sheet, providing a chest to address the pipeline of attractive opportunities that exist; continued momentum in the business, as evidenced by our sixth consecutive quarter of revenue growth; and we completed U.S. Hybrid and Solectrac acquisitions, further enhancing Ideanomics' end-to-end solutions for commercial EV operators.

In summary, I believe that Ideanomics is very well positioned to take advantage of the great opportunities ahead of us. That concludes my remarks. I'm handing it back to you, Tony.

>>Tony Sklar - Head of IR

Thank you so much, Conor, and that concludes management's prepared remarks, and I know that at this time, it is everybody's favorite time, our question-and-answer session. So operator, if you could just tell everybody how they are allowed to raise their hand, that would be great. We'll give folks some time to get in the queue.

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PRELIMINARY

AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Our first question comes from Craig Irwin with Roth Capital Partners.

>>Craig Irwin - ROTH Capital Partners, LLC, Research Division

And first, I should say, congratulations on the strong quarter, really nice execution guys. Alf, my question really is about WAVE. The EV charging space is such a hot space, and you're the only one sort of visibly pushing inductive charging as a solution for for fleets and for municipal and commercial transit. You guys had some big wins in the quarter. Can you maybe frame out for us the breadth of the sales funnel that WAVE was looking at these days? And can you maybe clarify for us, I understand it was fairly close to profitability, is this a business where you're pumping it with resources and maybe that impacts a possible EBITDA contribution? Or is this one of the early EV-related businesses that gets to profitability for Ideanomics?

>>Alfred Poor - CEO

Thanks, Craig, for the question. It's a very good question. I'll take the first part of it. I'll allow Kristen, our Chief Revenue Officer, to discuss the pipeline because she works directly with the business on that on a daily basis. We are putting investment into WAVE at this time, but we do anticipate it to be profitable within a relatively short time frame. When the business came to us, it had a significant backlog and none of the balance sheet to be able to buy the components to service that backlog. So that was the first thing we needed to do was to help them get the product, the supply chain, bringing in the components and having our components in stock to fulfill the backlog and then start to grow the business with them, which Kristen has been doing very very aggressively. I'll hand over to Kristen now to speak more on the pipeline side of it because she touched on that within her remarks.

>>Kristen Helsel - Senior Key Executive

Thank you, Alf. I would say our 3 major focuses from a pipeline perspective are municipalities and their bus transportation. We have a hugely successful deployment with the Valley Transit authority in Northern La County, where we have literally millions of miles and thousands of megawatt hours that have gone through that system in its multiyear deployment. And we anticipate that system growing. And that is serving as a template for the many other municipal deployments we have and we expect that to continue to roll out.

We're seeing municipal customers actually demand WAVE, to start with, which we find very exciting. We're also beginning our activity in multiple ports across the country with a focus on certainly the West Coast and the East Coast ports. And finally, our commercial customer activity really started very quickly last quarter with a number of customers coming to us saying that they just wanted to look at starting with WAVE and eliminating sort of cutting the cord, so to speak. So we expect that activity to continue, and that's really helped us to build up more than $100 million sales pipeline, and we expect that also to continue to grow throughout Q3 and Q4.

>>Craig Irwin - ROTH Capital Partners, LLC, Research Division

My second question is about Timios. So this has been a really nice revenue contribution to the company. And I understand it's also pushing some cash flows, which is always positive. You have been quite conservative about the linearity of the revenue contribution, given it's property-related business activity. Can you clarify for us, do you expect this business to maybe see a little bit of a cooling off as we see the real estate markets cooling off into the back end of the year? Or are similar levels of cash flow and EBITDA contribution probable over the next number of months?

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>>Alfred Poor - CEO

We did see after the first quarter, Craig -- and it's a good question. We did see the hesitancy in the markets to understand where inflation was going, caused the interest rates to spike slightly for a couple of months. And of course, now they're back down again in record lows. But a large part of Timios revenue is from the refinance business -- or refi business, as we like to call it. So they did start to see some slowdown in that because that is a very interest rate-driven business. People are obviously looking to cut their rate and cut their payment or get cash out of that to their home without increasing that rate.

So we did see some -- a little bit of softening there. It seems to have recovered fully in the meantime. But that is an interest rate-driven business. Because that's the majority of their revenues, the refi business, we've really encouraged them to invest in the mortgage home purchase business and also develop their appraisal business and the default business as well. And as Kristen mentioned in our comments, the default business and the appraisal business are quite starting to grow quite quickly. So we anticipate bringing in those diverse revenue stream so it's not so dependent on refi. It should allow the business to continue to grow its revenue base.

And we'll always keep the business profitable. It has the ability to contract and expand along with the economy. So we wouldn't envision a situation where Timios wasn't profitable. But certainly, with historically low rates now, we would expect to continue to see them to continue to develop their revenue, as I said. I don't know if you have any further comments, Kristen.

>>Kristen Helsel - Senior Key Executive

No. I do think though that the Timios team, which is very nimble and agile, has been continuing to look at new markets. They're continuing to look and see where that can expand. They're also looking at expanding their relationships. And with COVID ending, really aggressively pursuing some new customers. So it is a team that works hard and smart to grow the business. And I expect that whatever the market contractions and growth, Timios will be at the very top of performance of that.

>>Craig Irwin - ROTH Capital Partners, LLC, Research Division

So jumping back to commercial electric vehicles for my last question, if I may. Really exciting acquisition in U.S. Hybrid, congratulations on getting that done. Can you maybe talk a little bit about the potential for product announcements as far as specific repeat products or technology packages that you would be looking to supply either internally or externally from this business? How do we see the commercial development here, given that now you're building on this history that's pretty amazing, actually, at U.S. Hybrid, but it hasn't been sort of focused on commercialization? How should we look about that transition over the next few quarters and visibility for what the revenue potential is there?

>>Kristen Helsel - Senior Key Executive

Thank you, Craig. I think that is a really good question, and you're right. USH is one of our most exciting acquisitions. What we've been focusing on now is USH had a lot of products that had strong customer demand, which they were never able to essentially have product on the shelf ready to fulfill it. And we're immediately trying to change that situation into one where by -- we're hoping by Q4 or early 2022, if you show up and one of their most popular products, DC-DC, converter or some of their other offerings, if you order them, you can get them. And we're looking to put a complete commercial team in place to not only develop these products but develop the ones that we know their customer base and their expanding customer base are going to want. And we hope to -- that will quickly include our fuel cells. We see a lot of demand for our fuel cell products across the board, and we plan to absolutely be part of that fuel cell future and offer those products in a commercial way.

>>Alfred Poor - CEO

And I would just add to that -- I'll just add to that to echo Kristen's comments in the prepared remarks, Craig. We were able to find an expanded premises for the U.S. Hybrid in the same part of L.A. where they're currently based. So we kept them in the same neighborhood. But the new facility much premises for the U.S. Hybrid in the same part of L.A. where they're currently based. So we kept them in the same neighborhood. But the new facility much more modern, 4x the size. So we're going to be able to help them grow those production lines and other things. So as Kristen said, so we can start to fulfill the order demand that there is for their products and their technology.

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>>Craig Irwin - ROTH Capital Partners, LLC, Research Division

Okay. That actually -- that bridges to an area that I just wanted to follow up on, right. The revenue visibility over the next few years. If you're going to ForEx, the floor space, can we expect the potential to probably be a mid to upper single-digit multiple on sort of where they've been if they knock the cover off the ball?

>>Alfred Poor - CEO

Do you want to take that one, Kristen, or shall I?

>>Kristen Helsel - Senior Key Executive

You could go ahead. I'll chime in.

>>Alfred Poor - CEO

Yes. Look, the -- if we look at acquisitions like WAVE and U.S. Hybrid, these are really critical technologies for what is happening now in EV. So the upside potential for these businesses is quite dramatic in a positive way. We believe businesses like U.S. Hybrid, like WAVE, which without the public company ecosystem, without the public company's hefty balance sheet, we're upper -- mid- to upper 7-figure businesses.

Obviously, what we want to see ourselves do is quickly transform them into 8-figure revenue businesses and then onto 9-figure revenue businesses and potentially beyond that as well. If you look at U.S. Hybrid, as we said, we're seeing just tremendous inquiries coming in for that product. The same as we are with WAVE. And I think there's an opportunity, there for -- as I mentioned in my remarks, for U.S. hybrid to become a Tier 1 supplier to global OEMs.

>>Kristen Helsel - Senior Key Executive

And I would -- I just would add to that, that the demand for WAVE is a worldwide demand, from China to Europe to LatAm to the U.S. I mean, this is just a a product that people understand has to be part of the future of electrification. So I do not see -- I see that business growing very quickly over the years. And as we are able to expand into these new markets, to really be able to conquer those as well.

Operator

Our next question comes from Damon Felton.

>>Unidentified Analyst

Congratulations on the quarter. I was wondering if you could elaborate on the sales pipeline that was mentioned? Could you explain how the company came up with the $100 million figure? I assume this doesn't include Ideanomics China? And could you also elaborate on Ideanomics China's pipeline? I know it was mentioned in prior conference calls in 2020, specifically, what's the status of some of the big-ticket items in that particular pipeline?

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

>>Kristen Helsel - Senior Key Executive

Sure. I can start with the WAVE pipeline. We -- as most companies do have a very active sales team who are accumulating opportunities of both commercial opportunities, expansion of our current municipal, port and commercial opportunities and also looking -- beginning to look at other markets, but the $100 million that I referred to is strictly North American opportunities as categorized. And these are the ones that we have highly in development. So these aren't ones where people are making initial inquiries, these are ones that have been heavily qualified.

>>Unidentified Analyst

And when you say that $100 million, are these things that have been secured? Or are these anticipated contracts?

>>Kristen Helsel - Senior Key Executive

Anticipated contracts and secured.

>>Unidentified Analyst

Okay. And as it relates to Ideanomics China, I know there was some information provided last year regarding that particular pipeline, buses, mining vehicles, things like that. What is the status of that particular pipeline?

>>Alfred Poor - CEO

Yes. That's a really interesting conversation. As you can see, we continue to be able to readily finance the smaller ticket items, which are the taxis. One of the challenges in the China market has been putting in place the financial products in a highly regulated market, which is difficult to navigate for some of the larger orders that we have.

We've engaged some expert consultants and our legal teams on the ground and we're trying to come up with the right products that can help us unlock some of those orders. But as of this time, it's very difficult to get financing in place for the larger ticket items in China. We've been working for several years. As you know, China's financial landscape, as you've seen for some large prominent public companies that are based out of China continues to change. And we continue to work with the fleet operators, the ports and others who have interest in purchasing those vehicles to find the right solution for them.

Operator

And our next question comes from Robert Wheeler with Akorn Management Partners.

>>Unidentified Analyst

My question regards the financing of the company and your relationship now with Canter Fitzgerald. Can you add a little color on how that relationship developed? And what made you choose Canter to run your ATM?

>>Alfred Poor - CEO

Yes, absolutely. Thank you. It's a very good question. The reason that we've been talking to several of the High Street -- sorry, the Wall Street banks, including Canter Fitzgerald is obviously, there's an interest in Ideanomics from what we're doing from their side. And in our side, there was an interest to to look at companies that could help us with our exposure to institutional funds. We traditionally had a very large retail audience, which we love. Gives us tremendous liquidity in the stock. But obviously, as we start to scale and grow our business, we do need to get more institutional investors into our shares.

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So we've joined the Russell indices again this year. That's brought some institutional in on top of what we already had. But generally speaking, part of this in the company's profile, part of starting to garner that share price appreciation that we know we can achieve. But the businesses we have now is getting a closer connection to Wall Street and Canter Fitzgerald is an excellent and we're able to work with them to get the ATM in place, and that should see us bring in additional institutional investors.

Operator

Our next question comes from Robert Keyhoffer.

>>Unidentified Analyst

I have a question concerning Solectrac. Is there any possibility in the future to design manufacture zero-churn commercial lawnmowers a lower-end EV vehicle? As I did some research and Deere & Toro don't currently produce in those products.

>>Alfred Poor - CEO

So that's a really interesting question, and I wish Manny were on the call with us, the CEO of Solectrac. It echoes some of what he's represented to the management team at Ideanomics as well. There's 2 reasons for wanting to move into that market. A, it's a very large market in terms of sales revenues. But the second part of it is, I don't know if anybody here is aware, but typically, the industrial lawn care products that are out there, the landscapers and others use, have no emissions regulations on them whatsoever. And your average commercial-grade landscaping lawnmower actually spews out way more PCL particles than a truck does. So there's an environmental reason to pursue that. And then there's a business reason to pursue it as well.

But these are areas that Manny understands very well. And he wants to take a good look at those -- that area of business and see if that's something Solectrac can break into. Certainly, we have the skills in terms of engineering and production capacity to make those types of vehicles. So it will be Manny's decision along with the Ideanomics management team, but it's an area that he certainly expressed interest in. And I'd like to mention at this point, we're going to have Solectrac, U.S. Hybrid, WAVE, Ideanomics Mobility at the ACT Conference in Los Angeles at the end of this month and into early September, a few days before Labor Day. But that's a good opportunity to come and meet the Solectrac team and our other operating companies and understand their products and what they're producing both today and for the future.

Operator

There are no further questions at this time. I'll turn it back to Mr. Tony Sklar for closing remarks. Thank you.

>>Tony Sklar - Head of IR

Thank you very much, operator. I appreciate that. And just going to hand it back for Kristen for one more time to talk about our ACT Conference and our fall conference line-up to some of the exciting things that we're going to be speaking about.

>>Kristen Helsel - Senior Key Executive

Thank you, Tony. As Alf mentioned, we are going to be at the ACT Conference. It will be the debut of our -- sort of our multi-company synergistic display, including Solectrac, U.S. Hybrid, WAVE and others. We expect to take that act on the road later in the fall, both in the U.S. at a number of conferences where we'll, of course, roll out the synergistic display at the Move Conference in Austin, but also each of our individual operating companies will begin attending conferences with WAVE going to a number of places, including municipal bus conferences and USH, Solectrac doing the same. I also expect international participation for some of these folks in both Asia and Europe going forward in the fall. So we expect a strong finish in 2021 and lots of exposure for our companies moving forward.

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AUGUST 16, 2021 / 8:30PM, IDEX.OQ - Q2 2021 Ideanomics Inc Earnings Call

>>Tony Sklar - Head of IR

moving forward.

>>Tony Sklar - Head of IR

Thank you. Thank you so much, and thank you to all of our C-suite who prepared the remarks today and for the questions and answers. This is all the time that we have for today, and this concludes the Ideanomics Second quarter 2021 Investors Conference Call.

We encourage our community to continue to reach out to us, and we can answer any of your questions that you have individually. You can send your questions to us at ir@ideanomics.com, although I know many of you have that on your speed e-mail list. We'd like to thank all of our listeners, shareholders, analysts and others, who were taking the time to our earnings call, we urge you refer to our latest SEC filings for any of the information that you need. This call will be available on our website in the Investors section, and you can find the link there. To be alerted to news events and other information in a timely manner, we recommend following us on social media channels, sign up for our newsletter and explore our website at www.ideanomics.com. Thank you, everyone, for participating and listening on the call today.

Operator

Thank you. This concludes today's conference. All parties may disconnect. Have a great day.

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